Exhibit 4.6


C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E




                             DATED 20 September 2005








                      GRACECHURCH CARD FUNDING (NO. 9) PLC
                                    as Issuer

                              THE BANK OF NEW YORK
                    as Principal Paying Agent and Agent Bank

                              THE BANK OF NEW YORK
        as New York Paying Agent, Custodian, Registrar and Transfer Agent

                              THE BANK OF NEW YORK
                                 as Note Trustee



   ---------------------------------------------------------------------------
                     PAYING AGENCY AND AGENT BANK AGREEMENT
                               in respect of up to
             $[o] Class A Floating Rate Asset-Backed Notes due 2008
             $[o] Class B Floating Rate Asset-Backed Notes due 2008
                                       and
             $[o] Class C Floating Rate Asset-Backed Notes due 2008
   ---------------------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                      PAGE

1.     Interpretation..........................................................2

2.     Appointment Of The Agents...............................................3

3.     The Notes...............................................................4

4.     Transfers Of Notes......................................................6

5.     Replacement Note Certificates...........................................7

6.     Payments To The New York Paying Agent...................................7

7.     Payments To Noteholders.................................................8

8.     Custody Arrangements...................................................11

9.     Miscellaneous Duties Of The Agents.....................................13

10.    Fees And Expenses......................................................15

11.    Terms Of Appointment...................................................16

12.    Termination Of Appointment.............................................17

13.    Non-Petition...........................................................20

14.    Time...................................................................20

15.    Notices................................................................20

16.    Counterparts.............................. ............................22

17.    Governing Law And Jurisdiction.........................................22

18.    Contracts (Rights Of Third Parties) Act................................23


Schedule 1        SPECIFIED OFFICES OF THE AGENTS... .........................24


Schedule 2        CUSTODY ACCOUNT DETAILS.....................................25


THIS AGREEMENT is made on 20 September 2005

BETWEEN

(1) GRACECHURCH CARD FUNDING (NO. 9) PLC a public limited company incorporated under the laws of England and Wales with number 5506641 whose registered office is at 1 Churchill Place, London E14 5HP (hereinafter called the "ISSUER");

(2) THE BANK OF NEW YORK a New York banking corporation acting through its London Branch at 48th Floor, One Canada Square, London E14 5AL as principal paying agent and as agent bank (in such respective capacities hereafter the "PRINCIPAL PAYING AGENT" or the "AGENT BANK");

(3) THE BANK OF NEW YORK a New York banking corporation acting through its office at 101 Barclay Street, New York, New York USA 10286 as paying agent, custodian and registrar in such respective capacities hereafter (the "NEW YORK PAYING AGENT", the "CUSTODIAN" and the "REGISTRAR") (the Principal Paying Agent and the New York Paying Agent together hereinafter the "PAYING AGENTS") and, in the event that Individual Notes Certificates are issued, as transfer agent (the "TRANSFER AGENT" respectively); and

(4) THE BANK OF NEW YORK a New York banking corporation acting through its London Branch at 48th Floor, One Canada Square, London E14 5AL (in its capacity as note trustee hereinafter called the "NOTE TRUSTEE", which expression shall include such company and all other persons for the time being acting as the trustee or trustees under the Trust Deed).

WHEREAS

(A) The Issuer has pursuant to a resolution of its board of directors passed on [o] September 2005 duly authorised the issue by the Issuer of $[o] Class A Asset-Backed Floating Rate Notes due 2008 (the "CLASS A NOTES"), $[o] Class B Asset-Backed Floating Rate Notes due 2008 (the "CLASS B NOTES") and $[o] Class C Asset-Backed Floating Rate Notes due 2008 (the "CLASS C Notes" and together with the Class A Notes and the Class B Notes, the "NOTES").

(B) The Class A Notes, the Class B Notes and the Class C Notes will initially be represented in registered form in an Authorised Denomination and will be sold in a public offering in the United States.

(C) The Notes of each class will be represented by one or more global note certificates in registered form (the "GLOBAL NOTE CERTIFICATES") and will be deposited with, and registered in the name of Cede & Co., a nominee for The Depository Trust Company (the "DTC") and will be deposited with the depository of the DTC on or about the Closing Date.

(D) The Notes will be subject to and constituted by a trust deed of even date herewith (the "TRUST DEED") between the Issuer and the Note Trustee.

(E) Beneficial interests in the Global Note Certificates will only be exchangeable for individual note certificates (the "INDIVIDUAL NOTE CERTIFICATES" and together with the Global Note Certificates, the "NOTE CERTIFICATES") in the limited circumstances specified in the Trust Deed and such Global Note Certificates.

(F) The Issuer, the Agents, the Agent Bank, the Custodian and the Note Trustee wish to record certain arrangements which they have made in relation to the Notes.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      In this Agreement (and the recitals):

        "AGENTS" means the Paying Agents, the Registrar, the Custodian, the Agent Bank and the Transfer Agent and "AGENT" means any of them;

        "AUTHORISED DENOMINATION" means, with respect to the Class A Notes, the Class B Notes and the Class C Notes, $100,000;

        "DUE DATE" means the due date for any payment in respect of the Notes;

        "INTEREST AMOUNT", "INTEREST DETERMINATION DATE", "INTEREST PAYMENT DATE", "INTEREST PERIOD" and "RATE OF INTEREST" have the respective meanings ascribed thereto in the Note Conditions;

        "NOTE CONDITIONS" means the Terms and Conditions applicable to the Notes in the form or substantially in the form set out in the Seventh Schedule of the Trust Deed, as the same may from time to time be modified in accordance with the terms of the Trust Deed and any reference in this Agreement to a particular numbered Condition shall be construed accordingly;

        "REGISTER" means the register maintained by the Registrar in accordance with Clause 4.1;

        "SEC" means the United States Securities and Exchange Commission;

        "SECURITIES ACT" means the United States Securities Act 1933, as amended;

        "SPECIFIED OFFICE" means, in relation to any Agent, the office specified against the name of the relevant Agent in the Schedule or such other office in the same city as such office as such Agent may specify by notice to the Issuer, the Note Trustee and (in the case of a Paying Agent other than the Principal Paying Agent) the Principal Paying Agent; and

        "TRANSFER AGENT" means the Bank of New York and any transfer agent appointed in relation to the Individual Note Certificates.

1.2     CURRENCY

        1.2.1 "(POUND)" and "STERLING" denote the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

        1.2.2 "$" and "DOLLARS" denote the lawful currency for the time being of the United States of America.

1.3     CLAUSES AND SCHEDULES

        Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a clause hereof or a schedule hereto.

1.4     HEADINGS

        Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

1.5     CONSTRUCTION

        All capitalised terms used and not otherwise defined herein shall have the same meanings as in the Trust Deed.

2.      APPOINTMENT OF THE AGENTS

2.1     APPOINTMENT

        The Issuer appoints each Agent acting through its Specified Office as its agent in relation to the Notes for the purposes specified in this Agreement and in the Note Conditions.

2.2     ACCEPTANCE OF APPOINTMENT BY PAYING AGENTS

        Each of the Paying Agents accepts its appointment as agent of the Issuer in relation to the Notes and shall comply with the provisions of this Agreement and the Note Conditions.

2.3     ACCEPTANCE OF APPOINTMENT BY AGENT BANK

        The Agent Bank accepts its appointment as agent of the Issuer for the purpose, inter alia, of calculating the Rate of Interest on the Notes in accordance with the provisions of the Note Conditions and this Agreement.

2.4     ACCEPTANCE OF APPOINTMENT BY CUSTODIAN

        The Custodian accepts its appointment as agent of the Issuer for the purpose, inter alia, of holding the Series 05-2 MTN and performing the tasks set out in Clause 8, in accordance with the provisions of this Agreement.

2.5     ACCEPTANCE OF APPOINTMENT BY REGISTRAR

        The Registrar accepts its appointment as agent of the Issuer for the purpose, inter alia, of establishing and maintaining the Register, all in accordance with the provisions of the Note Conditions and this Agreement.

2.6     TRANSFER AGENT

        The Transfer Agent accepts its appointment as agent of the Issuer for the purpose of enabling certain transfers in connection with any Individual Note Certificates issued by the Issuer, in accordance with the provisions of the Note Conditions and this Agreement.

3.      THE NOTES

3.1     GLOBAL NOTE CERTIFICATES

        Each Global Note Certificate shall:

        3.1.1 be in substantially the form set out in the First Schedule of the Trust Deed in respect of the Class A Notes, in the form set out in the Second Schedule of the Trust Deed in respect of the Class B Notes and in the form set out in the Third Schedule of the Trust Deed in respect of the Class C Notes; and

        3.1.2 be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar upon receipt of written instruction from the Issuer.

3.2     INDIVIDUAL NOTE CERTIFICATES

        Each Individual Note Certificate shall:

        3.2.1 be in substantially the form set out in the Fourth Schedule of the Trust Deed in respect of each Class A Individual Note Certificate, in the Fifth Schedule of the Trust Deed in respect of each Class B Individual Note Certificate and in the Sixth Schedule of the Trust Deed in respect of each Class C Individual Note Certificate;

        3.2.2 be security printed in accordance with all applicable legal and stock exchange requirements;

        3.2.3   have a unique certificate number printed thereon;

        3.2.4 be executed manually or in facsimile by two Directors of the Issuer and authenticated by or on behalf of an authorised signatory of the Registrar; and

        3.2.5 otherwise be in accordance with the customary practice of the international Eurobond market.

3.3     SIGNATURES

        Any signature on a Note Certificate on behalf of the Issuer shall be that of a person who at the date of printing of the Note Certificates is a Director of the Issuer notwithstanding that at the time of issue of any of the Note Certificates he may have ceased for any reason to be the holder of such office.

3.4     AVAILABILITY

        3.4.1   GLOBAL NOTE CERTIFICATES

                The Global Note Certificates shall be deposited with and registered in the name of Cede & Co., a nominee for a depository of the DTC.

        3.4.2   INDIVIDUAL NOTE CERTIFICATES

                If the Issuer is required to deliver Individual Note Certificates pursuant to the terms of the Global Note Certificates, the Issuer shall arrange for $[o] of Class A Individual Note Certificates, $[o] of Class B Individual Note Certificates and $[o] of Class C Individual Note Certificates to be made available to or to the order of the Registrar by the later of the expiry of 30 days after the date hereof and the date falling 25 days after the occurrence of the relevant event as set out in Clause 3.2 of the Trust Deed. Such Individual Note Certificates will be in registered form each in an Authorised Denomination. The Individual Note Certificates will be held to the Issuer's order pending delivery. The Issuer shall also arrange, on request, for such Individual Note Certificates as are required to enable the Registrar to perform its obligations under Clause 4 to be made available to or to the order of the Registrar from time to time.

3.5     DUTIES OF THE AGENT BANK

        3.5.1 On each Quotation Date, the Agent Bank shall establish the Rate of Interest on the Notes and the Interest Amount (together with any Additional Interest and/or Deferred Interest) applicable to the next Interest Period in accordance with the provisions of the Notes. Further, the Agent Bank shall notify promptly, and in no event later than the seventh Business Day following each such Quotation Date, the Issuer, the Note Trustee, the other Agents and the London Stock Exchange plc (the "LONDON STOCK EXCHANGE") of the Rate of Interest so established, the Interest Amount payable in respect of interest for such Interest Period and the Interest Payment Date in respect of such Interest Period. The Agent Bank's notification shall also specify the quotations upon which the Rate of Interest is based.

        3.5.2 The Notes, on issue, are expected to be listed on the London Stock Exchange and registered with the United States Securities and Exchange Commission. The Issuer will advise the Agent Bank, if such listing or registration is withdrawn or if the Notes become listed on any other stock exchange.

3.6     PUBLICATION OF RATE OF INTEREST

        It shall be the responsibility of the Agent Bank to cause notice of such Rate of Interest, Interest Amount and Interest Payment Date to be published in accordance with Condition 5 and Condition 14 of the Notes and any cost in so doing shall be borne by the Issuer.

3.7     AUTHORITY TO AUTHENTICATE

        The Registrar or its designated agent is authorised and instructed by the Issuer to authenticate such Note Certificates as may be required to be authenticated hereunder by the signature of any of its officers or any other person duly authorised for the purpose by the Registrar.

3.8     DUTIES OF THE REGISTRAR

        It shall be a term of the appointment of the Registrar that the Registrar or its designated agent shall:

        3.8.1 hold in safe custody all unauthenticated Note Certificates delivered to it in accordance with Clause 3.4.2;

        3.8.2 ensure that such Note Certificates are authenticated and delivered only in accordance with the terms hereof, of the Trust Deed and of the Note Conditions; and

        3.8.3   establish and maintain the Register at its Specified Office.

4.      TRANSFERS OF NOTES

4.1     MAINTENANCE OF THE REGISTER

        The Registrar shall maintain the Register in relation to the Notes, which shall be kept at its Specified Office and be made available by the Registrar to the Issuer, the Note Trustee and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of each Note Certificate, the names and addresses of the initial holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent holders thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

4.2     REGISTRATION OF TRANSFERS IN THE REGISTER

        The Registrar shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and shall make the necessary entries in the Register.

4.3     TRANSFER AGENTS TO RECEIVE REQUESTS FOR TRANSFERS OF NOTES

        Each Transfer Agent appointed in respect of the Notes in definitive form shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and assist, if required, in the issue of new Individual Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

        4.3.1 the aggregate principal amount of the Notes in definitive form to be transferred;

        4.3.2 the name(s) and addresses to be entered on the Register of the holder(s) of the new Individual Note Certificates to be issued in order to give effect to such transfer; and

        4.3.3 the place and manner of delivery of the new Individual Note Certificates to be delivered in respect of such transfer,

        and shall forward the Individual Note Certificates relating to the Notes to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification.

5.      REPLACEMENT NOTE CERTIFICATES

5.1     DELIVERY OF REPLACEMENTS

        The Registrar shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include such terms as to the payment of expenses and as to evidence, security and indemnity as the Issuer, the Principal Paying Agent and the Registrar may reasonably require), complete, authenticate and deliver a Note Certificate as a replacement for any Note Certificate which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; provided, however, the Registrar shall not deliver any Note Certificate as a replacement for any Note Certificate which has been mutilated or defaced otherwise than against surrender of the same.

5.2     REPLACEMENTS TO BE NUMBERED

        Each replacement Note Certificate delivered hereunder shall bear a unique serial number.

5.3     CANCELLATION AND DESTRUCTION

        The Registrar shall cancel and destroy each mutilated or defaced Note Certificate surrendered to it and in respect of which a replacement has been delivered.

5.4     NOTIFICATION

        The Registrar shall notify the Issuer of the delivery by it in accordance herewith of any replacement Note Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Note Certificate which it replaces and confirming (if such be the case) that the Note Certificate which it replaces has been cancelled or destroyed and the Registrar shall as promptly as is practicable, enter such details in the Register.

6.      PAYMENTS TO THE NEW YORK PAYING AGENT

6.1     ISSUER TO PAY NEW YORK PAYING AGENT

        In order to provide for the payment of interest and principal in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the New York Paying Agent or otherwise cause it to receive on or before the date on which such payment becomes due, an amount which is equal to the amount of principal or interest then falling due in respect of the Notes on such date.

6.2     MANNER AND TIME OF PAYMENT

        Each amount payable by the Issuer under Clause 6.1 shall be paid unconditionally by credit transfer in Dollars in immediately available, freely transferable funds not later than 10.00 a.m. (New York time) on the relevant day to such account with such bank in New York as the New York Paying Agent has by notice to the Issuer and the Note Trustee specified for the purpose. The Issuer shall, before 2.00 p.m. (New York time) on the second Business Day before the due date of each payment by it under Clause 6.1, notify the New York Paying Agent by tested telex or authenticated SWIFT message (or such other method as shall be agreed) of its irrevocable payment instructions to such bank in New York through which such payment to the New York Paying Agent is to be made.

6.3     EXCLUSION OF LIENS AND INTEREST

        The Agents shall not:

        6.3.1 exercise any lien, right of set-off or similar claim in respect of monies received by the New York Paying Agent in connection with its activities hereunder;

        6.3.2   be liable to any person for interest thereon; and

        6.3.3 be obliged to hold any funds received by it hereunder in a segregated account or accounts.

6.4     APPLICATION BY NEW YORK PAYING AGENT

        The New York Paying Agent shall apply (or direct or cause application of) each amount paid to it hereunder in accordance with Clauses 7.1 and
        7.2 in respect of the Note Certificates (if any) and shall not be obliged to repay any such amount other than as provided herein or unless the claim for the relevant payment becomes void under the Note Conditions in which event it shall repay to the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in to such account with such bank as the Issuer has by notice to the New York Paying Agent specified for the purpose.

6.5     FAILURE TO NOTIFY PAYMENT INSTRUCTIONS

        If the New York Paying Agent has not, by 4.30 p.m. (New York Time) on the second Business Day before the due date of any payment to it under Clause 6.1, received notification of the relevant irrevocable payment instructions referred to in Clause 6.2 it shall forthwith notify the Principal Paying Agent, the Note Trustee and the Issuer. If the New York Paying Agent subsequently receives notification of such payment instructions, it shall forthwith notify the Principal Paying Agent, the Note Trustee and the Issuer.

6.6     NOTIFICATION OF PARTIAL REDEMPTIONS

        In the event there is to be any partial redemption of the Notes pursuant to Note Condition 6 on any Interest Payment Date, the Issuer shall give each of the Principal Paying Agent and the New York Paying Agent five Business Days notice of the amount of the Principal Amount Outstanding of each Note to be redeemed on such Interest Payment Date.

7.      PAYMENTS TO NOTEHOLDERS

7.1     PAYMENTS BY NEW YORK PAYING AGENT

        The New York Paying Agent acting through its Specified Office in New York shall make payments of interest and principal in respect of the Notes in accordance with the Note Conditions (and, in the case of the Note Certificates, the terms thereof) provided, however, that:

        7.1.1 the New York Paying Agent shall not be obliged (but shall be entitled) to make payments of interest or principal in respect of the Notes:

                (a) if it has not received the full amount of any payment due to it under Clause 6.1; or

                (b) if it has given notice in accordance with Clause 6.5 that the relevant irrevocable payment instructions have not been received, unless it has subsequently received such payment instructions;

        7.1.2 the Registrar shall cancel each Note Certificate against surrender of which it has made full payment and shall, if necessary, deliver each Note Certificate so cancelled by it to or to the order of the Registrar; and

        7.1.3 the New York Paying Agent shall notify the Note Trustee forthwith in the event that it does not, on or before the due date for any payment of principal or interest in respect of any of the Notes, receive unconditionally the full amount in Dollars and/or there are not sufficient funds in Dollars available to the New York Paying Agent to discharge the amount of the monies payable thereon in accordance with the Note Conditions and/or the provisions of the Trust Deed on such due date.

7.2     PAYMENTS IN RESPECT OF NOTE CERTIFICATES

        7.2.1 The Registrar will notify the New York Paying Agent, not later than five Business Days after each day that falls on the fifteenth day before an Interest Payment Date ("RECORD DATE"), whether any Noteholder has elected to receive payments by transfer to a bank account and, if so, the relevant details of such bank account. For those Noteholders who have chosen not to receive payments by transfer to a bank account, the Registrar will notify the New York Paying Agent of the address of such Noteholder appearing in the Register to which cheques should be posted.

        7.2.2 The New York Paying Agent shall make or shall procure payments of interest and principal in respect of the Note Certificates in accordance with the Conditions by mailing a U.S. dollar cheque drawn on a bank in New York respectively to the address of the Noteholder appearing in the Register on the Record Date or, if the Noteholder has elected to do so, by transfer to a U.S. dollar account (as the case may be).

7.3     EXCLUSION OF LIENS AND COMMISSIONS

        The New York Paying Agent shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.4     APPROPRIATION BY NEW YORK PAYING AGENT

        If the New York Paying Agent makes any payment in accordance with Clause 7.1, it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 an amount equal to the amount so paid by it.

7.5     REIMBURSEMENT BY ISSUER

        If the New York Paying Agent makes a payment in respect of the Notes at a time at which the New York Paying Agent has not received the full amount of the relevant payment due to it from the Issuer under Clause 6.1, the Issuer shall from time to time on demand pay to the New York Paying Agent:

        7.5.1 the amount so paid out by the New York Paying Agent and not so reimbursed to it; and

        7.5.2 interest on such amount from the date on which the New York Paying Agent made such payment until the date of reimbursement of such amount,

        provided, however, that any payment made under Clause 7.5.1 above shall satisfy pro tanto the Issuer's obligations under Clause 6.1.

7.6     PARTIAL PAYMENTS

        If at any time and for any reason the New York Paying Agent makes a partial payment in respect of any Note the Registrar shall annotate the Register with such details. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of the Notes, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if the Global Note Certificate or any Individual Note Certificate is presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of the Global Note Certificate or (as the case may be) such Individual Note Certificate.

7.7     AGENTS TO ACT FOR NOTE TRUSTEE

        At any time after an Event of Default in respect of the Notes shall have occurred or at any time after Individual Note Certificates have not been issued when so required in accordance with the terms of the Trust Deed or the Note Trustee shall have received any money which it proposes to pay under Clause 8 of the Trust Deed to the Noteholders or the Notes shall otherwise have become due and repayable:

        7.7.1 the Paying Agents and the Registrar shall, if so required by notice in writing given by the Note Trustee to the Issuer, the Paying Agents, and the Registrar:

                (a) thereafter act as Paying Agents or Registrar, as the case may be, of the Note Trustee in relation to payments in respect of the Notes to be made by or on behalf of the Note Trustee under the terms of the Trust Deed on the terms mutatis mutandis contained herein (save that the Note Trustee's liability under any provisions herein contained for the indemnification of any Paying Agent or the Registrar shall be limited to the amount for the time being held by the Note Trustee on the trusts of the Trust Deed which is available to be applied by the Note Trustee for such purpose) and thereafter hold all Note Certificates and all sums, documents and records held by them in their capacities as Principal Paying Agent, Paying Agent or Registrar (as the case may be) in respect of the Notes on behalf of the Note Trustee; and/or

                (b) deliver up all Note Certificates and all sums, documents and records held by them in respect of the Notes to the Note Trustee or as the Note Trustee shall direct in such notice,

                provided that such notice shall be deemed not to apply to any document or record which the Principal Paying Agent or (as the case may be) the relevant Agent is obliged not to release by any applicable law or regulation; and/or

        7.7.2 the Agent Bank shall, if so required by notice in writing given by the Note Trustee to the Agent Bank and until such appointment is terminated by the Note Trustee by notice in writing:

                (a) thereafter act as Agent Bank of the Note Trustee in relation to calculations and other related functions to be made or performed by, or on behalf of, the Note Trustee under the terms of the Trust Deed mutatis mutandis on the terms contained herein (save that the Note Trustee's liability under any provision hereof for the indemnification of the Agent Bank shall be limited to the amounts for the time being held by the Note Trustee in respect of principal and interest on the Notes on the trusts of the Trust Deed which are available to be applied by the Note Trustee for such purposes) and thereafter to hold on behalf of the Note Trustee all documents and records held by it in respect of principal and interest on the Notes; and/or

                (b) deliver up all documents and records held by it in respect of principal and interest on the Notes to the Note Trustee or as the Note Trustee shall direct in such notice,

                provided that such notice shall be deemed not to apply to any document or record which the Agent Bank and Custodian is obliged to retain or not to release by any applicable law or regulation.

8.      CUSTODY ARRANGEMENTS

8.1     CUSTODY ACCOUNTS

        8.1.1 The Custodian shall maintain a securities custody account in respect of the Series 05-2 MTN, the details of which shall be set out in Schedule 2 (the "CUSTODY SECURITIES Account").

        8.1.2 The Custodian shall maintain the cash proceeds of the Series 05-2 MTN in a cash custody account the details of which will be set out in Schedule 2 (the "CUSTODY CASH Account") which the Custodian will credit with income received pursuant to Clause
                8.2 and debit with payments made pursuant to Clause 8.3.

        8.1.3 The Custodian shall accept for safekeeping and deposit to the credit of the Custody Securities Account the Series 05-2 MTN which may from time to time be delivered to it for such purpose.

        8.1.4 At all times while the Series 05-2 MTN is credited to the Custody Securities Account, the Custodian shall deal with the Series 05-2 MTN or book entry interests in accordance with the terms of this Agreement and the Deed of Charge.

8.2     INCOME FROM THE SERIES 05-2 MTN

        The Custodian shall, on behalf of the Issuer, endeavour to collect any income from the Series 05-2 MTN and may execute ownership and other certificates and affidavits for all fiscal and tax purposes from time to time required in connection with the collection of such income and pay any taxes which it is required to pay in connection therewith. For the avoidance of doubt, nothing in this Clause shall make the Custodian liable for any failure of any other person to pay or remit any sum referred to herein.

8.3     PAYMENTS

        The Custodian may from time to time pay from the Custody Cash Account to the relevant party all sums due to that party under the terms of the relevant Document. The Custodian shall only be bound to make payments pursuant to this clause to the extent that it is satisfied that it has received funds in accordance with Clause 8.2 hereof.

8.4     EXCHANGE OF SERIES 05-2 MTNS

        The Custodian is hereby authorised without further instruction to present and surrender, or procure the presentation and surrender of, the Series 05-2 MTN which is under the direct control of the Custodian on maturity to the issuer thereof or (as the case may be) the appropriate paying agent on each date on which such presentation is required in order to receive payment in respect thereof.

8.5     DOCUMENTS NECESSARY FOR CUSTODY

        Subject as herein provided, the Custodian may execute as agent for the Issuer all declarations, affidavits and certificates of ownership now or hereafter required in respect of the Series 05-2 MTN held in the Custody Securities Account; PROVIDED THAT, prior to the occurrence of Event of Default, the Custodian shall not under any circumstances execute any declaration, affidavit or certificate which might be construed to mean or imply that it is the ultimate beneficial owner of the Series 05-2 MTN or that it is acting in any capacity other than as Custodian of the Series 05-2 MTN.

8.6     APPOINTMENT OF SUB-CUSTODIANS

        Notwithstanding the provisions of Clause 11 and subject to receipt of an opinion of legal counsel that such appointment will not give rise to any adverse tax consequences, the Custodian may, having given the Issuer and each relevant Rating Agency at least ten Business Days' prior written notice, appoint any financial institution with an office in any jurisdiction other than the United Kingdom (including any reputable financial institution in the same group as the Custodian) to act as sub-custodian (a "SUB-CUSTODIAN") of the Series 05-2 MTN located in that jurisdiction on substantially the same terms as the Agreement (except that there shall be no equivalent to this Clause 8.6). The Custodian shall not at any time be liable to the Issuer or any other person for the proper safekeeping of the Series 05-2 MTN and the due performance of the obligations assumed by any Sub-Custodian but the Custodian accepts the same level of responsibility for any nominee company controlled by the Custodian or by any of its affiliated companies as it accepts for itself.

        8.6.1 The Custodian may change the appointment of a Sub-Custodian in any jurisdiction having given at least ten Business Days' prior written notice to the Issuer, the Note Trustee and each relevant Rating Agency.

        8.6.2 The Custodian hereby warns the Issuer that in relation to the Series 05-2 MTN held by the Custodian pursuant to this Clause 8 or any Sub-Custodian outside the United Kingdom, there may be settlement, legal and regulatory requirements in the relevant overseas jurisdictions which are different from those applying in New York, and different practices for separate identification of such Series 05-2 MTNs.

9.      MISCELLANEOUS DUTIES OF THE AGENTS

9.1     MAINTENANCE OF RECORDS

        Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall make such records available for inspection at all reasonable times by the Issuer, the Note Trustee and the other Agents and, in particular the Registrar shall (a) maintain a record of all Note Certificates delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss and replacement; (b) make such records available for inspection at all reasonable times by the Issuer, the Note Trustee and the other Agents; and (c) give to the Note Trustee and the other Agents such further information with regard to its activities hereunder as may reasonably be required of them for the proper carrying out of their respective duties.

9.2     CANCELLATION

        The Issuer may from time to time deliver to, or to the order of, the Registrar Note Certificates for cancellation whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

9.3     NOTES IN ISSUE

        As soon as practicable (or in any event within three months) after each date for the payment of principal or interest in relation to the Notes, after each date on which Note Certificates are cancelled in accordance with Clause 9.2 and after the date on which the Notes fall due for redemption in accordance with the Conditions, the Registrar shall notify the Issuer, the other Paying Agents and the Note Trustee (on the basis of the information available to it) of the number of any Note Certificates against surrender of which payment in full has been made and of the number of any Note Certificates (and the names and addresses of the holders thereof) which have not yet been surrendered for payment and the details of all Notes redeemed and cancelled.

9.4     FORWARDING OF COMMUNICATIONS

        The Principal Paying Agent shall promptly forward to the Issuer, the Note Trustee and the New York Paying Agent a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by the Principal Paying Agent. The New York Paying Agent or Registrar shall promptly notify the Principal Paying Agent in the event that it receives any such notice or communication and promptly forward such notice or communication to the Principal Paying Agent.

9.5     PUBLICATION OF NOTICES

        The Registrar shall, upon and in accordance with the instructions, and at the expense, of the Issuer but not otherwise, arrange for the publication in accordance with Note Condition 14 of the Notes of any notice which is to be given to the Noteholders and shall promptly supply two copies thereof to the Note Trustee and a copy thereof to each other Agent.

9.6     DESTRUCTION

        The Registrar may destroy each Note Certificate delivered to or cancelled by it in accordance with Clause 9.2, in which case it shall promptly furnish the Issuer and the Note Trustee with a certificate as to such destruction and specifying the reason for such destruction and the certificate or serial numbers of the Note Certificates so destroyed.

9.7     FORMS OF PROXY AND BLOCK VOTING INSTRUCTIONS

        The Registrar shall, at the request of any Noteholder in accordance with the Trust Deed, make available uncompleted and unexecuted forms of proxy and issue block voting instructions in a form and manner which comply with the provisions of the Eighth Schedule of the Trust Deed. The Registrar shall keep a full record of completed and executed forms of proxy received by it and will give to the Issuer, not less than twenty-four hours before the time appointed for any meeting or adjourned meeting, full particulars of all duly completed forms of proxy received by it in respect of such meeting or adjourned meeting.

9.8     ADDITIONAL DUTIES

        The Registrar shall carry out such other acts as may reasonably be necessary to give effect to the relevant Note Conditions, this Agreement and the Regulations. In carrying out its functions the Registrar shall act in accordance with the terms of this Agreement, the Regulations and the relevant Note Conditions.

9.9     REGULATIONS FOR THE DUTIES OF THE TRANSFER AGENTS AND THE REGISTRAR

        The Issuer may, from time to time, with the approval of the Principal Paying Agent, the Transfer Agents, the Registrar and the Note Trustee (such approval in no case to be unreasonably withheld) promulgate reasonable regulations concerning the carrying out of their respective duties and the forms and evidence to be proved (the "REGULATIONS").

9.10    NOTIFICATION OF THE PRINCIPAL AMOUNT OUTSTANDING

        The Registrar shall, on the third Business Day prior to each due date for payment in respect of the Notes, notify the Principal Paying Agent of the aggregate Principal Amount Outstanding of Notes evidenced by Individual Note Certificates.

9.11   COPY DOCUMENTS AVAILABLE FOR INSPECTION

        The Registrar shall make copies of this Agreement, the Trust Deed and the Regulations available for inspection at its Specified Office at all reasonable times.

9.12    PROCEEDS HELD ON TRUST

        Each Paying Agent shall hold in trust for the benefit of Noteholders or the Note Trustee all money held by such Paying Agent for the payment of principal or interest on the Notes.

9.13    NOTICE OF DEFAULT

        Each Paying Agent shall give the Note Trustee notice of any default by the Issuer in the making of any payment of principal or interest on the Notes.

10.     FEES AND EXPENSES

10.1    FEES

        The Issuer shall pay to the New York Paying Agent for its own account and for the account of the Agents such fees as may have been agreed between the Issuer and the relevant Agent in respect of the services of the Agents hereunder (plus any applicable VAT).

10.2    FRONT-END EXPENSES

        The Issuer shall after receipt of an account of such expenses reimburse the New York Paying Agent for its own account and for the account of the Agents for all reasonable out-of-pocket expenses properly incurred by them in the negotiation, preparation and execution of this Agreement and for its own account for all reasonable out-of-pocket expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable VAT). The New York Paying Agent will be responsible for distributing the remuneration of the Agents and the relevant expenses of Agents and the Issuer shall not be responsible for the apportionment of such payments between the Paying Agents, the Registrar and the Agent Bank.

10.3    TAXES AND EXPENSES OCCASIONED BY DEFAULT

        The Issuer shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement and shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable VAT) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

11.     TERMS OF APPOINTMENT

11.1    RIGHTS AND POWERS

        Each Paying Agent, any Transfer Agent, Custodian or Registrar and, in relation to sub-clauses 11.1.2 and 11.1.3, the Agent Bank, may, in connection with its services hereunder:

        11.1.1 except as ordered by a court of competent jurisdiction or as required by law (whether or not the relevant Note shall be overdue and notwithstanding any notice to the contrary or writing shown thereon or any notice of previous loss or theft or of trust or other interest therein) be entitled to treat the person registered in the Register as the absolute owner of such Note for all purposes and make payments thereon accordingly PROVIDED THAT where the Registrar has notified the Issuer of the presentation or surrender of any Note in accordance with Clause 7.1.2, it shall not make payment thereon until so instructed by the Issuer;

        11.1.2 rely upon the terms of any notice, communication or other document believed by it to be genuine;

        11.1.3 engage, at the expense of the Issuer (pursuant to Clause 10.2), the advice or services of any lawyers or other experts (being an appointee who shall have been appointed by the Note Trustee after prior consultation by the Note Trustee with the Issuer and after consideration in good faith by the Note Trustee of any representations made by the Issuer concerning the proposed appointee except where, in the opinion of the Note Trustee, such consultation and consideration was not practicable) whose advice or services it considers necessary and rely upon any advice so obtained (and such Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or suffered to be taken, in accordance with such advice except to the extent that such liability arises out of any breach of contract or trust, bad faith, misconduct or negligence on the part of any such Agent or its officers, directors or employees);

        11.1.4 assume that the terms of each Note Certificate as issued are correct;

        11.1.5 refer any question relating to the ownership of any Note or the adequacy or sufficiency of any evidence supplied in connection with the replacement, transfer or exchange of any Note Certificate to the Issuer for determination by the Issuer and conclusively rely upon any determination so made; and

        11.1.6 whenever in the administration of this Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith or negligence on its part, accept a certificate signed by any person duly authorised on behalf of the Issuer as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof.

11.2    EXTENT OF DUTIES

        Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall (i) be under any fiduciary duty towards any person other than the Issuer or, to the extent provided for in Clauses 7.7, 9.1 and 9.3, the Note Trustee, (ii) (except to the extent that such liability arises out of any gross misconduct or negligence on the part of any such Agent or its officers, directors or employees) be responsible for or liable in respect of any act or omission of any other person including, without limitation, any other Agent or (iii) be under any obligation towards any person other than the Issuer, the other Agents and the Note Trustee.

11.3    FREEDOM TO TRANSACT

        Each Agent may purchase, hold and dispose of a beneficial interest in a Note and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with any holders or owners of any Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Issuer or the Note Trustee in relation to the Notes.

11.4    INDEMNITY

        The Issuer shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable VAT) which it incurs, other than such costs and expenses as are (i) separately agreed to be reimbursed out of the fees payable under Clause 10; or (ii) incurred by reason of the relevant Agent's own negligence or gross misconduct (or that of its directors, officers or employees).

11.5    AGENT COMMITMENTS

        No provisions of this Agreement shall require any Agent to expend its own funds or assume a financial commitment to a person not party to this Agreement (other than in the ordinary course of its business) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such commitment is not reasonably assured to it and, in particular, no Agent shall be obliged to incur any expenditure in connection with the publication of any notices required to be given hereunder unless the Issuer has given its prior approval.

12.     TERMINATION OF APPOINTMENT

12.1    RESIGNATION

        Any Agent may resign its appointment upon not less than 60 days' written notice to the Issuer (with a copy to the Note Trustee and, in the case of an Agent other than the Principal Paying Agent, to the Principal Paying Agent) provided, however, that:

        12.1.1 if such resignation would otherwise take effect less than 10 days before the maturity date of the Notes or any Interest Payment Date in relation to the Notes, it shall not take effect until the first day following such maturity date; and

        12.1.2 such resignation shall not take effect until a successor (approved in writing by the Note Trustee) has been duly appointed by the Issuer and notice of such appointment has been given to the Noteholders.

12.2    REVOCATION

        The Issuer may revoke its appointment of any Agent as its agent in relation to the Notes by not less than 60 days' notice to such Agent (with a copy to the Note Trustee and, in the case of an Agent other than the Principal Paying Agent) provided, however, that in the case of the Principal Paying Agent, the Agent Bank, the Custodian, the Paying Agent with its Specified Office in London or the only remaining Paying Agent with its Specified Office outside the United Kingdom, such revocation shall not take effect until a successor has been duly appointed with the prior written consent of the Note Trustee and notice of such appointment has been given to the Noteholders.

12.3    AUTOMATIC TERMINATION

        The appointment of any Agent shall terminate forthwith if:

        12.3.1 a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent;

        12.3.2 such Agent admits in writing its insolvency or inability to pay its debts as they fall due;

        12.3.3 an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made);

        12.3.4 such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

        12.3.5 an order is made or an effective resolution is passed for the winding up of such Agent; or

        12.3.6 any event occurs which has an analogous effect to any of the foregoing.

        On the occurrence of any of the above the relevant Agent shall forthwith notify the Issuer and the remaining Agents and the Issuer shall give notice thereof to the Note Trustee and to the Noteholders in accordance with Note Condition 14.

12.4    ADDITIONAL AND SUCCESSOR AGENTS

        The Issuer may with the prior written approval of the Note Trustee appoint additional or successor Paying Agents, a successor Agent Bank or a successor Registrar provided that such additional or successor Paying Agent, Agent Bank or Registrar shall execute and deliver to its predecessor (if any), the Issuer, the Note Trustee and (unless its predecessor is the Principal Paying Agent) the Principal Paying Agent an instrument accepting appointment on the terms and conditions of this Agreement and the Issuer shall forthwith give notice of any such appointment to the continuing Agents and the Noteholders, whereupon the Issuer, the continuing Agents and the additional or successor agent shall acquire and become subject to the same rights and obligations between themselves as if they then entered into an agreement in the form mutatis mutandis of this Agreement.

12.5    AGENT MAY APPOINT SUCCESSOR

        If any Agent gives notice of its resignation in accordance with Clause
        12.1 and by the tenth day before the expiration of such notice a successor has not been duly appointed, such Agent may itself, following such consultation with the Issuer as is practicable in the circumstances and with the prior written approval of the Note Trustee and the Issuer (provided such failure to appoint was not due to default by the Issuer), appoint as its successor any reputable and experienced bank or financial institution and give notice of such appointment to the Issuer, the remaining Agents and the Noteholders. Such successor shall execute and deliver to the relevant Agent, the Issuer, the Note Trustee and (unless the relevant Agent is the Principal Paying Agent) the Principal Paying Agent an instrument accepting appointment on the terms and conditions of this Agreement whereupon the Issuer, the remaining Agents and such successor agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.6    RESIGNATION AND REVOCATION

        Upon any resignation or revocation taking effect under Clause 12.1 or
        12.2 or any termination under Clause 12.3, the relevant Agent shall:

        12.6.1 without prejudice to any accrued liabilities and obligations, be released and discharged from any further obligations under this Agreement (save that it shall remain entitled to the benefit of, and subject to, Clauses 11.3, 12 and 13);

        12.6.2 repay to the Issuer following any resignation taking effect under Clause 12.1 or any termination under Clause 12.3, such part of any fee paid to it in accordance with Clause 10.1 as shall relate to any period thereafter;

        12.6.3 in the case of the Registrar, the Principal Paying Agent or the Agent Bank, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer of the Registrar, the Principal Paying Agent or (as the case may be) the Agent Bank, of the records maintained by it in accordance with Clause 9.1; and

        12.6.4 forthwith (upon payment to it of any amount due to it in accordance with Clause 10 or Clause 11.4) transfer all monies and papers (including any unissued

                Individual Note Certificates held by it hereunder) to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to its successor for the discharge by it of its duties and responsibilities hereunder.

12.7    MERGER

        Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Issuer, the Note Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the Note Trustee and the other Agents.

13.     NON-PETITION

13.1    NON-PETITION

        Each of the Paying Agents, the Registrar, the Note Trustee, the Agent Bank and any Transfer Agent undertakes to the Issuer that until one year and one day has elapsed since the last day on which the Issuer has discharged all of its obligations in relation to the Notes, none of them will petition or commence proceedings for the administration or winding-up of the Issuer (nor join any person in such proceedings or commencement of proceedings) nor commence any legal proceedings against the Issuer.

13.2    LIMITED RECOURSE

        Each of the Paying Agents, the Registrar, the Note Trustee, the Agent Bank and any Transfer Agent shall have recourse only to the Charged Property subject always to the charges set out in the Deed of Charge and the priority of payments set out in the Deed of Charge. Upon final realisation of the Charged Property, none of the Paying Agents, the Registrar, the Note Trustee, the Agent Bank or such Transfer Agent or any person acting on its behalf shall be entitled to take any further steps against the Issuer to recover any sums due to each of the Paying Agents, the Registrar, the Note Trustee, the Agent Bank and such Transfer Agent but still unpaid and all claims in respect of such sums due but still unpaid shall be extinguished.

14.     TIME

        Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

15.     NOTICES

15.1 Any notice under or in connection with the Agreement shall be in writing and shall be delivered by hand or sent by first class post, telex, courier or facsimile transmission to the address or facsimile number specified below in respect of the relevant party (or to such other address or facsimile number as may be notified in writing by any party to the others from time to time):

        15.1.1  in the case of the Issuer, to it at:

                Gracechurch Card Funding (No. 9) PLC
                1 Churchill Place
                London E14 5HP

                Fax:     020 7116 7665
                Attn:    Company Secretary

        15.1.2 in the case of the Principal Paying Agent, Agent Bank or Custodian, to it at:

                The Bank of New York
                48th Floor
                One Canada Square
                London E14 5AL

                Fax:     020 7964 6061/6399
                Attn:    Corporate Trust, Global Structured Finance - Europe

        15.1.3 in the case of the New York Paying Agent, the Registrar or the Transfer Agent, to it at:

                The Bank of New York
                One Wall Street
                New York
                NY 10286 USA

                Fax:     001 212 815 5915
                Attn:    Corp. Trust (21W), Global Structured Finance - Europe

        15.1.4  in the case of the Note Trustee, to it at:

                The Bank of New York
                48th Floor
                One Canada Square
                London E14 5AL

                Fax:     020 7964 6061/6399
                Attn:    Corporate Trust, Global Structured Finance - Europe

        15.2    Every notice or communication sent in accordance with Clause
                15.1 shall be effective as follows:

                15.2.1 if sent by letter, courier or fax, upon receipt by the addressee; and

                15.2.2 if sent by telex, upon receipt by the sender of its addressee's answer back at the end of transmission;

                provided, however, that any such notice or communication which would otherwise take effect on a day which is not a Business Day in the place of receipt or after 4.00 p.m. on any such Business Day shall not take effect until 10.00 a.m. on the immediately succeeding Business Day in the place of receipt.

16.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument Provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed as delivered in the place where such last party executed this Agreement.

17.     GOVERNING LAW AND JURISDICTION

17.1    GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with English law.

17.2    JURISDICTION

        Each of the parties hereto agrees for the benefit of the others that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which arise out of or in connection with this Agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

17.3    APPROPRIATE FORUM

        Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

17.4    NON-EXCLUSIVITY

        The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any party to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

17.5    POST MATURITY CALL OPTION

        Pursuant to a post maturity call option made between Gracechurch Card (Holdings) Limited and the Note Trustee dated the date hereof the Principal Paying Agent (upon receipt of the notice referred to therein) agrees to arrange for the delivery of such notice to the holder of the Notes and further agrees to make payment of the Exercise Price (as defined therein) to each Noteholder.

18.     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                         SPECIFIED OFFICES OF THE AGENTS


THE PRINCIPAL PAYING AGENT AND AGENT BANK

The Bank of New York
48th Floor
One Canada Square
London E14 5AL

Fax:           020 7964 6061/6399
Attention:     Corporate Trust, Global Structured Finance



THE NEW YORK PAYING AGENT, REGISTRAR AND TRANSFER AGENT

The Bank of New York
101 Barclay Street,
New York, New York,
USA 10286

Fax:           001 212 815 5915
Attention:     Corp. Trust (21W), Global Structured Finance - Europe

                                   SCHEDULE 2

                             CUSTODY ACCOUNT DETAILS



CUSTODY SECURITIES ACCOUNT

Account Bank: The Bank of New York
Account Number: 149118



CUSTODY CASH ACCOUNT

Account Bank: The Bank of New York
Account Number: 1491188260

ISSUER

Signed by GRACECHURCH CARD FUNDING (NO. 9) PLC    )
by SFM Directors Limited                          )
as Director                                       )



AGENT BANK

THE BANK OF NEW YORK                              )
By:                                               )
                                                  )



PRINCIPAL PAYING AGENT, CUSTODIAN,
REGISTRAR AND TRANSFER AGENT

THE BANK OF NEW YORK                              )
By:                                               )
                                                  )



NEW YORK PAYING AGENT

THE BANK OF NEW YORK                              )
By:                                               )
                                                  )



NOTE TRUSTEE

THE BANK OF NEW YORK                              )
By:                                               )
                                                  )